                                                                    Exhibit 21.1

                                   ATG INC.
                             LIST OF SUBSIDIARIES



                                             STATE OF INCORPORATION
                                             ----------------------

          ATG Richland Corporation                 Washington
          ATG Nuclear Services LLC                  Delaware
          ATG Catalytics LLC                        Delaware

All subsidiaries also do business as ATG Inc. or as Allied Technology Group, Inc.